UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): September 28, 2005

Titan Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27436	94-3171940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	650-244-4990

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2005, Titan Pharmaceuticals, Inc. (the “Company”), entered into a Standby Equity Distribution Agreement (the “Agreement”) with Cornell Capital Partners, L.P. (“Cornell”). Under the Agreement, the Company can require Cornell to purchase up to $35,000,000 of the Company’s common stock over a two year period following the effective date of a registration statement covering the shares of the Company’s common stock to be sold to Cornell. In connection with entering into the Agreement, the Company issued 75,407 shares of its common stock to Cornell and 5,386 shares of its common stock to Monitor Capital, Inc., which acted as placement agent in the transaction (collectively, the “Fee Shares”), and paid a $10,000 structuring fee to Yorkville Advisors Management, LLC (“Yorkville”), the investment manager for Cornell. The Company is required to register the Fee Shares for resale when it registers the shares of common stock that it will issue to Cornell pursuant to the Agreement.

The Agreement may be drawn down by the Company in $2,000,000 increments. At the closing of each draw-down (which will take place six days after notification by the Company) the Company will issue to Cornell a number of shares of its common stock equal to the amount of the draw-down divided by the lowest daily volume weighted average price of the Company’s common stock during the five trading days following the draw-down notice to Cornell. At each closing, the Company is required to pay 5% of the amount of the draw-down to Cornell and $500 to Yorkville. The Company is not obligated to make any draw-downs under the Agreement, and will not pay any additional fees to Cornell if it does not do so. The issuance by the Company of more than 6,475,287 shares of its common stock to Cornell will require prior stockholder approval.

During the term of the Agreement, the Company’s officers and directors agreed to not sell shares of common stock except pursuant to the volume limitations of Rule 144 promulgated under the Securities Act of 1933, as amended.

The Company may not issue Cornell a number of shares of its common stock such that it would beneficially own greater than 9.99% of the Company’s outstanding shares of common stock.

Item 3.02. Unregistered Sales of Equity Securities.

On September 28, 2005 the Company entered into the transactions described in Item 1.01 of this Current Report on Form 8-K. The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and the regulations promulgated thereunder, because the shares of the Company’s common stock were issued to sophisticated entities in a private transaction.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit	Description
4.1	Registration Rights Agreement between the Company and Cornell Capital Partners LP, dated September 28, 2005
10.1	Standby Equity Distribution Agreement between the Company and Cornell Capital Partners, LP, dated September 28, 2005
10.2	Placement Agent Agreement between the Company, Cornell Capital Partners, LP and Monitor Capital, Inc., dated September 28, 2005
99.1	Press Release dated September 29, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Robert E. Farrell
Name: Robert E. Farrell
Title: Chief Financial Officer

Dated: September 29, 2005

Exhibit Index

Exhibit	Description
4.1	Registration rights Agreement between the Company and Cornell Capital Partners LP, dated September 28, 2005
10.1	Standby Equity Distribution Agreement between the Company and Cornell Capital Partners, LP, dated September 28, 2005
10.2	Placement Agent Agreement between the Company, Cornell Capitall Partners, LP and Monitor Capital, Inc., dated September 28, 2005
99.1	Press Release dated September 29, 2005